10:25:54 AM                                             EXHIBIT 99.1


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1994-B

                            KEY PERFORMANCE FACTORS
                                      JULY, 1996



        Expected B Maturity                                        9/15/99


        Blended Coupon                                            5.68662%


        Excess Protection Level
          3 Month Average                                            4.97%
        July, 1996                                                   4.61%
        June, 1996                                                   5.45%
        May, 1996                                                    4.85%


        Cash Yield                                                  16.87%


        Investor Charge Offs                                         4.38%


        Base Rate                                                    7.88%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           17.27%


        Total Payment Rate                                          11.54%


        Total Principal Balance                         $17,148,865,196.73


        Investor Participation Amount                    $1,000,000,000.00


        Seller Participation Amount                      $2,960,990,196.73